Exhibit 10.34

TERM LOAN CREDIT AGREEMENT

dated as of

April 24, 2012,

among

UNITED TECHNOLOGIES CORPORATION,

the LENDERS party hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

and

J.P. MORGAN SECURITIES LLC,

CITIGROUP GLOBAL MARKETS INC.,

HSBC SECURITIES (USA) INC.

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,

CITIBANK, N.A.

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Syndication Agents

SECTION 3.02.	Authorization; Absence of Conflicts	30

SECTION 3.03.	Governmental Consents	30

SECTION 3.04.	Enforceability	30

SECTION 3.05.	Financial Statements; No Material Adverse Effect	30

SECTION 3.06.	Litigation	31

SECTION 3.07.	Federal Reserve Regulations	31

SECTION 3.08.	Investment Company Status	31

SECTION 3.09.	ERISA	31

	ARTICLE IV

	Conditions

SECTION 4.01.	Signing Date	31

SECTION 4.02.	Funding Date	32

	ARTICLE V

	Affirmative Covenants

SECTION 5.01.	Financial Statements; Other Information; Notices of Material Events	33

SECTION 5.02.	Use of Proceeds	34

	ARTICLE VI

	Negative Covenants

SECTION 6.01.	Liens	35

SECTION 6.02.	Fundamental Changes	37

SECTION 6.03.	Sale and Leaseback Transactions	38

	ARTICLE VII

	Events of Default

SECTION 7.01.	Events of Default	39

SECTION 7.02.	Lenders’ Rights upon an Event of Default	41

	ARTICLE VIII

	The Administrative Agent

SCHEDULES:

Schedule 2.01	—	Commitments

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Interest Election Request
Exhibit D-1	—	Form of U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes and Lenders that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is not a Partnership for U.S. Federal Income Tax Purposes)
Exhibit D-2	—	Form of U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes and Participants that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is not a Partnership for U.S. Federal Income Tax Purposes)

Exhibit D-3	—	Form of U.S. Tax Certificate (For Foreign Participants that are partnerships for U.S. Federal Income Tax Purposes and Participants that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is a Partnership for U.S. Federal Income Tax Purposes)
Exhibit D-4	—	Form of U.S. Tax Certificate (For Foreign Lenders that are partnerships for U.S. Federal Income Tax Purposes and Lenders that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is a Partnership for U.S. Federal Income Tax Purposes)
Exhibit E	—	Form of Financial Officer’s Certificate
Exhibit F	—	Form of Bridge Termination Notice

TERM LOAN CREDIT AGREEMENT dated as of April 24, 2012, among UNITED TECHNOLOGIES CORPORATION, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and J.P. MORGAN SECURITIES LLC, CITIGROUP GLOBAL MARKETS INC., HSBC SECURITIES (USA) INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arrangers and Joint Bookrunners.

The Borrower has requested the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) to extend credit in the form of Loans to the Borrower in Dollars in an aggregate principal amount of not more than $2,000,000,000. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Company” means Goodrich Corporation, a New York corporation.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder, and its successors in such capacity as provided in Article VIII.

“Administrative Agent Fee Letter” means the Administrative Agent Fee Letter dated April 24, 2012, among the Borrower, the Administrative Agent and certain other parties thereto.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Term Loan Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) LIBOR on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1%. For purposes of clause (c) above, LIBOR on any day shall be based on the rate per annum appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as reasonably determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on such day for deposits in Dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or LIBOR, respectively.

“Applicable Rate” means, for any day, with respect to any Eurodollar Loan or any ABR Loan, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread” or “ABR Spread”, as the case may be, based upon the Ratings applicable on such date:

	Ratings (Moody’s/S&P)	Eurodollar Spread (basis points per annum)	ABR Spread (basis points per annum)

Level 1	A2/A or higher	75.0	0.0
Level 2	A3/A or A2/A-	100.0	0.0
Level 3	A3/A-	125.0	25.0
Level 4	Lower than A3/A- or unrated	150.0	150.0

For purposes of the foregoing, (a) if either Moody’s or S&P shall not have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a Rating in Level 4; (b) if the Ratings established or deemed to be established by Moody’s and S&P shall fall within different Levels (and Level 2 is not applicable to those Ratings), the Applicable Rate shall be based upon the higher Rating unless the Ratings differ by two or more Levels, in which case the Applicable Rate will be based upon the Level one level below that corresponding to the higher Rating; and (c) if the Ratings established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the ratings system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency (it being understood that, in the discretion of the Administrative Agent, any such negotiation on the part of the Administrative Agent may be subject to prior consultation with one or more Lenders and any consent by the Administrative Agent to any such amendment may be subject to the Administrative Agent having obtained consent thereto from the Required Lenders), and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger Fee Letter” means the Lead Arranger Fee Letter dated April 24, 2012, among the Borrower, the Arrangers and certain other parties thereto.

“Arrangers” means J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacities as the joint lead arrangers and joint bookrunners for the credit facility provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 15% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means United Technologies Corporation, a Delaware corporation.

“Borrower Materials” has the meaning set forth in Section 5.01.

“Borrower Merger Agreement Material Adverse Effect” means any event, occurrence, state of facts, condition, effect or change that is, or would reasonably be expected to become, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, except to the extent such material adverse effect results from (a) any changes in general United States or global economic conditions (including securities, credit, financial or other capital markets conditions), except to the extent such changes in conditions have a disproportionate effect on the Borrower and its Subsidiaries, taken as a whole, relative to others in any industry in which the Borrower and any of its Subsidiaries operate, (b) any changes in conditions generally affecting any of the industries in which the Borrower and its Subsidiaries operate, except to the extent such changes in conditions have a disproportionate effect on the Borrower and its Subsidiaries, taken as a whole, relative to others in any such industry, (c) any decline in the market price of the common stock of the Borrower (it being understood that the facts or occurrences giving rise to or contributing to such decline may be deemed to constitute, and be taken into account in determining whether there has been or would reasonably be expected to be, a Borrower Merger Agreement Material Adverse Effect), (d) any failure, in and of itself, by the Borrower to meet any internal or published projections or forecasts in respect of revenues, earnings or other financial or operating metrics (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, and be taken into account in determining whether there has been or would reasonably be expected to be, a Borrower Merger Agreement Material Adverse Effect), (e) the public announcement of the Merger, (f) any change in Law (as defined in the Merger Agreement as in effect on the Transaction Signing Date) or GAAP (or authoritative interpretations thereof), except to the extent such changes have a disproportionate effect on the Borrower and its Subsidiaries, taken as a whole, relative to others in any industry in which the Borrower and any of its Subsidiaries operate, (g) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the Transaction Signing Date, except to the extent such conditions or events have a disproportionate effect on the Borrower and its Subsidiaries, taken as a whole, relative to others in any industry in which the Borrower and any of its Subsidiaries operate, or (h) any hurricane, tornado, flood, earthquake or other natural disaster, except to the extent such events have a disproportionate effect on the Borrower and its Subsidiaries, taken as a whole, relative to others in any industry in which the Borrower and any of its Subsidiaries operate.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Administrative Agent.

“Bridge Credit Agreement” means that certain Bridge Credit Agreement dated as of November 8, 2011, among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day that is not a London Banking Day.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law, but if not having the force of law, one which applies generally to the class or category of financial institutions of which any Lender or the Administrative Agent forms a part and compliance with which is in accordance with the general practice of those financial institutions) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III (upon implementation), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning set forth in Section 9.13.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth in Section 2.01, expressed as an amount representing the maximum principal amount of the Loans to be made by such Lender hereunder. The amount of each Lender’s Commitment on the date hereof is set forth on Schedule 2.01, and the aggregate amount of the Commitments on the date hereof is $2,000,000,000. The amount of each Lender’s Commitment on the Funding Date will be the amount set forth in Schedule 2.01 on the date hereof, as adjusted for any reduction in Commitments made pursuant to Sections 2.06.

“Commitment Fee Accrual Commencement Date” means the date on which the commitments of lenders under the Bridge Credit Agreement shall have been terminated.

“Commitment Termination Date” means the earlier of (a) the date of the consummation of the Merger and (b) December 31, 2012.

“Consolidated” refers to the consolidation of the accounts of a Person and its Subsidiaries in accordance with GAAP consistent with those applied in the preparation of the consolidated financial information of the Borrower referred to in Section 3.05(a).

“Consolidated Net Tangible Assets” means the total amount of assets of the Borrower and its Consolidated Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and computed in accordance with GAAP.

“Continuing Director” means a director who either (a) was a member of the Borrower’s board of directors on the date of this Agreement, (b) becomes a member of the Borrower’s board of directors subsequent to the date of this Agreement and whose appointment, election or nomination for election by the Borrower’s stockholders is duly approved by a majority of the directors referred to in clause (a) above constituting at the time of such appointment, election or nomination at least a majority of that board, or (c) becomes a member of the Borrower’s board of directors subsequent to the date of this Agreement and whose appointment, election or nomination for election by the Borrower’s stockholders is duly approved by a majority of the directors referred to in clauses (a) and (b) above constituting at the time of such appointment, election or nomination at least a majority of that board.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” has the meaning set forth in Section 6.01.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as determined by the Administrative Agent in good faith, (a) has failed to perform any of its funding obligations hereunder on the date and at the time required to be funded by it hereunder, unless such obligation is the subject of a good faith dispute; (b) has notified the Borrower, or the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations under this Agreement; or (d) has, or has a direct parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority.

“Dollars” or “$” means the lawful money of the United States of America.

“Eligible Assignee” means any Person, other than a natural person or the Borrower or any Subsidiary or other Affiliate of the Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414 of the Code.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to LIBOR.

“Event of Default” has the meaning set forth in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed by the United States, (ii) imposed as a result of such Recipient being organized under the laws of, or having its principal office in, or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (iii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes (including backup withholding Taxes) imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreements” means (a) the US$2,000,000,000 Revolving Credit Agreement dated as of November 4, 2011, among the Borrower, the lenders party thereto, Citibank, N.A., as administrative agent, and the other agent and arranger parties thereto, and (b) the US$2,000,000,000 Revolving Credit Agreement dated as of November 4, 2011, among the Borrower, the subsidiary borrowers party thereto, the lenders party thereto, HSBC Bank plc, as administrative agent, and the other agent and arranger parties thereto, in each case as amended, extended, restated or otherwise modified, or as refinanced or replaced with any other credit agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Funding Date” means the date, on or after the Signing Date, on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Industrial Development Bonds” means obligations issued by a State, a Commonwealth, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a)(1) of the Code (or any similar provision of the Code), as in effect on the date of the issuance of such obligations.

“Information” has the meaning set forth in Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05, which shall be, in the case of any such written request, in the form of Exhibit C or any other form approved by the Administrative Agent and the Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service, or any other Governmental Authority that shall have succeeded to the functions thereof.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“LIBOR” means, for any Interest Period for any Eurodollar Borrowing, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Base Rate” means, for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the

“Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the average (calculated as provided below and rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by each of the LIBOR Reference Banks to prime banks in the London interbank eurodollar market at their request at approximately 11:00 a.m., London time, two London Banking Days prior to the first day of such Interest Period in an amount substantially equal to such LIBOR Reference Bank’s Eurodollar Loan comprising part of such Borrowing and for a period equal to such Interest Period; provided that if the Administrative Agent receives rate quotations from all five of the LIBOR Reference Banks, the foregoing average rate shall be calculated by disregarding the highest and lowest of the rate quotations received from such LIBOR Reference Banks, and averaging the remaining three quotations and, if the Administrative Agent receives rate quotations from less than five of the LIBOR Reference Banks, the foregoing average rate shall be calculated based upon the rate quotations actually furnished to the Administrative Agent by the LIBOR Reference Banks. If such rate is not available by the LIBOR Reference Banks, at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum reasonably determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period, in same day funds in the approximate amount of the Loan being made, continued or converted by JPMorgan Chase Bank, N.A. and with a term equivalent to such Interest Period would be offered by JPMorgan Chase Bank, N.A.’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBOR for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“LIBOR Reference Banks” means the principal offices in London of Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, N.A. and HSBC Bank USA, National Association or such other financial institutions as may be agreed between the Borrower and the Administrative Agent from time to time in writing.

“Liens” has the meaning set forth in Section 6.01.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means a material adverse effect on (a) the Consolidated results of operations or Consolidated financial condition of the Borrower or (b) the rights of or remedies available to the Lenders against the Borrower under this Agreement, taken as a whole.

“Material Debt” means Debt in the principal amount in excess of $100,000,000.

“Maturity Date” means December 31, 2012.

“Maximum Rate” has the meaning set forth in Section 9.13.

“Merger” means the merger of the Merger Sub with and into the Acquired Company pursuant to the Merger Agreement, with the separate existence of the Merger Sub ceasing and the Acquired Company continuing as the surviving corporation.

“Merger Agreement” means the Agreement and Plan of Merger dated as of September 21, 2011, by and among the Borrower, the Merger Sub and the Acquired Company, together with all definitive disclosure letters relating thereto.

“Merger Sub” means Charlotte Lucas Corporation, a New York corporation and a wholly owned Subsidiary of the Borrower.

“MNPI” means material information concerning the Borrower and the other Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having taken any of the following actions: executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned, pursuant to Section 2.16(b), an interest in any Loan or other interest under this Agreement).

“Other Taxes” means all present or future stamp, court or, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(b)).

“Participant” has the meaning set forth in Section 9.04(c)(i).

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any other Governmental Authority that shall have succeeded to the functions thereof.

“Permitted Assignee” means any Person that is a Lender or a lender under any Existing Credit Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

“Plan” means an employee benefit plan, other than a Multiemployer Plan, which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of the Borrower or any ERISA Affiliate and subject to Title IV of ERISA.

“Platform” means IntraLinks/IntraAgency, SyndTrak or another website or other information platform.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary and located in the United States the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount that exceeds 1% of the Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixture comprising a part thereof) (a) that is financed by Industrial Development Bonds or (b) that, in the opinion of the board of directors of the Borrower or of any duly authorized committee of that board, is not of material importance to the total business conducted by the Borrower and its Subsidiaries taken as a whole.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Public Lender” has the meaning set forth in Section 5.01.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Ratings” means the ratings of the Borrower’s senior, unsecured, non-credit-enhanced, long-term debt by Moody’s and S&P.

“Recipient” means the Administrative Agent or any Lender

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Commitments and Loans representing more than 50% of the sum of the aggregate amount of all the Commitments and the aggregate principal amount of all the Loans at such time.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” has the meaning set forth in Section 6.03.

“SEC” means the United States Securities and Exchange Commission, or any other Governmental Authority that shall have succeeded to the functions thereof.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time.

“Signing Date” means the date on which the conditions specified in Section 4.01 have been satisfied (or waived in accordance with Section 9.02).

“Subsidiary” means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time of any determination directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.

“Syndication Agents” means Bank of America, N.A., Citibank, N.A and HSBC Bank USA, National Association, in their capacities as syndication agents for the credit facility provided for herein.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction Signing Date” means September 21, 2011.

“Transactions” means (a) the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof, (b) the Merger, (c) the repayment of any Debt of the Acquired Company and its Subsidiaries that would become due or otherwise default upon the consummation of the Merger and (d) the payment of fees and expenses incurred in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to LIBOR or the Alternate Base Rate.

“United States” means the United States of America (including the constituent States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.14(f).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time, and the rules and regulations promulgated or issued thereunder.

“Wholly-Owned Domestic Manufacturing Subsidiary” means any Subsidiary of the Borrower of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by the Borrower directly and/or indirectly and which, at the time of determination, is primarily engaged in manufacturing; provided, however, that “Wholly-Owned Domestic Manufacturing Subsidiary” shall not include any Subsidiary of the Borrower (a) that neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) that is engaged primarily in the finance business, including financing the operations of, or the purchase of products that are products of or incorporate products of, the Borrower and/or its Subsidiaries or (c) that is primarily engaged in ownership and development of real estate, construction of buildings or related activities, or a combination of the foregoing. In the event that there shall at any time be a question as to whether a Subsidiary of the Borrower is primarily engaged in manufacturing or is described in the foregoing clause (a), (b) or (c), such matter shall be determined for all purposes of this Agreement by resolution of the board of directors of the Borrower.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or an “ABR Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Except as otherwise expressly provided herein, any definition of or reference to any agreement, instrument or other document (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (but disregarding any amendment, supplement or other modification made in breach of this Agreement). Unless the context requires otherwise, (a) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (b) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make a Loan to the Borrower on the Funding Date (but in no event later than the Commitment Termination Date), in Dollars in a principal amount not to exceed such Lender’s Commitment. Amounts repaid or prepaid in respect of Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their Commitments; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereunder.

(b) Each Borrowing shall be comprised entirely of Eurodollar Loans or ABR Loans, as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Sections 2.12, 2.13, 2.14 or 9.03 solely in respect of increased costs or Taxes resulting from such exercise and existing at the time of such exercise (and that would not have been incurred but for such exercise).

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided that a Eurodollar Borrowing that results from a continuation of an outstanding Eurodollar Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (or such greater number as may be agreed to by the Administrative Agent) Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request. Such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the account to which funds are to be disbursed.

Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the Funding Date by wire transfer of immediately available funds in Dollars by 10:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that, notwithstanding anything to the contrary in this Agreement, in the event that any Lender fails to make available funds to the Administrative Agent in accordance herewith, each other Lender shall be relieved of its funding obligations hereunder (and the Commitments shall terminate), and the Administrative Agent shall remit to each other Lender the funds, if any, that such other Lender has previously made available to the Administrative Agent for the purpose of funding its Loan on the Funding Date (it being understood that the foregoing is not intended to relieve any such Defaulting Lender of any liability that may otherwise apply under or with respect to this Agreement). Subject to and following its receipt of Loans from all Lenders in accordance herewith, the Administrative Agent will make such Loans available to the Borrower by promptly (and in any event, no later than two hours after receipt) remitting the amounts so received, in like funds, to an account specified by the Borrower in the Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the Funding Date that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its full share of such Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower pays such amount to the Administrative Agent, then such amount shall constitute a reduction of such Borrowing.

SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in the Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (i) in the case of a conversion to or a continuation of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three

Business Days before the date of the proposed conversion or continuation or (ii) in the case of a conversion to an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed conversion. Each such telephonic Interest Election Request shall be revocable at any time prior to the effective date of the conversion or continuation specified in such notice (subject to the payment by the Borrower of amounts described in Section 2.13 if the Administrative Agent has already given notice of such requested conversion or continuation to the Lenders) and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

(c) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Eurodollar Borrowing into an ABR Borrowing effective as of the last day of such Interest Period.

SECTION 2.06. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate upon the earlier of (i) the borrowing of the Loans on the Funding Date and (ii) 5:00 p.m., New York City time, on the Commitment Termination Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and not less than $50,000,000. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under this paragraph (b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the

Borrower pursuant to this paragraph (b) shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c) Promptly following receipt of any notice pursuant to paragraph (b) of this Section, the Administrative Agent shall advise the Lenders of the contents thereof. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their Commitments.

SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loan of such Lender on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of the Loans, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(d) Any Lender may request that the Loan made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.08. Prepayment of Loans. (a) The Borrower shall have the right, in its sole discretion, at any time and from time to time, to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.13) upon notice to the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of any such optional prepayment (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 9:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date.

(b) Each notice delivered pursuant to paragraph (a) of this Section shall specify the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any notice pursuant to paragraph (a) of this Section, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial optional prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest thereon.

SECTION 2.09. Fees. (a) Subject to Section 2.17, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue in an amount equal to 0.05% per annum on the daily amount of the Commitment of such Lender during the period from and including the Commitment Fee Accrual Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of June, September and December of 2012 and on the date on which all the Commitments terminate, commencing on the first such date to occur after the Commitment Fee Accrual Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay to the parties entitled thereto the fees payable pursuant to the Arranger Fee Letter, in the amounts and at the times set forth therein.

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable pursuant to the Administrative Agent Fee Letter, in the amounts and at the times set forth therein.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the parties entitled thereto or, in the case of the commitment fees, to the Administrative Agent for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.10. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at LIBOR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBOR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11. [Reserved].

SECTION 2.12. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in LIBOR);

(ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii) subject any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.

(b) If any Lender reasonably determines that any Change in Law regarding capital requirements (except any such reserve requirement reflected in LIBOR) has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be prima facie evidence of the amount claimed; provided that it is accompanied by a statement in reasonable detail of the calculation on which such amount was based. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Promptly after any Lender or the Administrative Agent has determined that it will make a request for increased compensation pursuant to this Section, such Lender or the Administrative Agent, as applicable, shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof), (d) the failure to prepay any Eurodollar Loan on a date specified therefor in any notice of prepayment given by the Borrower or (e) the assignment (other than as a result of a default by the applicable Lender in the performance of its agreements set forth herein) of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at LIBOR that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender delivered to the Borrower and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be prima facie evidence of such amount; provided that it is accompanied by a statement in reasonable detail of the calculation on which such amount was based. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof

SECTION 2.14. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Borrower or any other applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by the Borrower or such other withholding agent, then the Borrower or such other applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse it for Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 20 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall severally indemnify the Borrower for any Taxes paid or payable by the Borrower (and not deducted or withheld by the Borrower from any payment otherwise due hereunder to such Lender) as a result of the failure of such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower pursuant to Section 2.14(f), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent and the Borrower to set off and apply any and all amounts at any time owing by the Administrative Agent or the Borrower (as applicable) to such Lender under this Agreement or otherwise payable by the Administrative Agent or the Borrower (as applicable) to the Lender from any other source against any amount due to the Administrative Agent or the Borrower (as applicable) under this paragraph.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f)(ii)(A), 2.14(f)(ii)(B) and 2.14(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender (or if such Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, the Person treated as its owner for U.S. Federal tax purposes) that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender (or if such Foreign Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, the Person treated as its owner for U.S. Federal tax purposes) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender (or if the Foreign Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, the Person treated as its owner for U.S. Federal tax purposes) entitled to the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, duly completed and executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, duly completed and executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) duly completed and executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender (or if such Foreign Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, the Person treated as its owner for U.S. Federal tax purposes) entitled to the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a duly completed and executed certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed and executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender (or if such Foreign Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, the Person treated as its owner for U.S. Federal tax purposes) is not the beneficial owner, duly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable (and including any other information required to be provided by IRS Form W-8IMY); provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C) any Lender (or if such Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, the Person treated as its owner for U.S. Federal tax purposes) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.14(f). Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) (x) update such form or certification or (y) notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund or credit of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest (but solely with respect to the period during which the indemnifying party held such refund) or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder prior to the time expressly required hereunder for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in Dollars in immediately available funds, without any setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent; provided that payments pursuant to Sections 2.09(b), 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Any payment by the Borrower credited to the account specified by the Administrative Agent shall discharge the obligation of the Borrower to make such payment at the time such credit is so effected, irrespective of the time of any distribution of such payment by the Administrative Agent to any Lender.

(b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower agrees that any Lender acquiring a participation pursuant to the foregoing arrangements may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

(c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(d) If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(b), 2.15(c) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion.

SECTION 2.16. Mitigation Obligations; Replacement of Lenders. (a) Each Lender shall (i) if it determines that it is specifically entitled to compensation under Section 2.14, use its reasonable efforts to designate a different lending office, if any, for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if any, if such designation or assignment and delegation would avoid, or minimize the amount of, any payment by the Borrower of additional amounts under Section 2.14 in respect of such Lender and (ii) if it determines that it is specifically entitled to compensation under Section 2.12, use its reasonable efforts (including using reasonable efforts to designate a different lending office, if any, for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if any), but only if it shall not incur any disadvantage as a result thereof, to avoid, or to minimize the amount of, any payment by the Borrower of additional amounts under Section 2.12 in respect of such Lender.

(b) If (i) any Lender requests or becomes entitled to and does not waive compensation under Section 2.12, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, (iii) any Lender has become a Defaulting Lender on or prior to the Funding Date or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders) and with respect to which the Required Lenders shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to the Administrative Agent and, to the extent permitted under applicable law, such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.12 and 2.14) and obligations under this Agreement to an assignee that shall assume such obligations (which may be a Lender, if another Lender accepts such assignment and delegation); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (B) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments and (C) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.17. Defaulting Lenders (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender on or prior to the Funding Date, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any waiver, amendment or modification with respect to this Agreement shall be restricted as set forth in Section 9.02(b).

(ii) Certain Fees. Such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which such Defaulting Lender is a “Defaulting Lender”.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Defaulting Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their respective Commitments, whereupon such Defaulting Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants on the Funding Date as follows:

SECTION 3.01. Organization; Powers. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which the conduct of its operations or the ownership of its properties requires such qualification except where the failure to so qualify will not have a material adverse effect on the Consolidated financial condition of the Borrower. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Agreement.

SECTION 3.02. Authorization; Absence of Conflicts. The execution, delivery and performance by the Borrower of this Agreement (a) have been duly authorized by all necessary corporate action and (b) do not contravene (i) the Borrower’s certificate of incorporation or by-laws or (ii) except where such contravention would not reasonably be expected to have a Material Adverse Effect, any law or contractual restriction binding on the Borrower.

SECTION 3.03. Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body in the United States, or to the Borrower’s knowledge, in any other jurisdiction, is required for the due execution, delivery and performance by the Borrower of this Agreement other than routine requirements which, to the Borrower’s knowledge, have (to the extent that compliance is required on or prior to the date hereof) been complied with in all material respects.

SECTION 3.04. Enforceability. This Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.05. Financial Statements; No Material Adverse Effect. (a) The Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the most recent fiscal year end and as of the most recent fiscal quarter end, and the related Consolidated statements of operations of the Borrower and its Consolidated Subsidiaries for the most recent fiscal year end and for the most recent fiscal quarter end, in each case which have been made publicly available on the SEC’s EDGAR system website, fairly present the Consolidated financial condition of the Borrower as at such dates and the Consolidated results of operations of the Borrower for such periods all in accordance with GAAP and (except to the extent otherwise noted therein) consistently applied.

(b) Since December 31, 2011, there has been no Borrower Merger Agreement Material Adverse Effect.

SECTION 3.06. Litigation. There is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which would reasonably be expected to have a material adverse effect on the Consolidated results of operations or the Consolidated financial condition of the Borrower.

SECTION 3.07. Federal Reserve Regulations. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation T, U or X of the Board of Governors as now and from time to time hereafter in effect. No part of the proceeds of any Loans hereunder will be used in a manner that would cause the Loans to be in violation of Regulation U of the Board of Governors.

SECTION 3.08. Investment Company Status. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. ERISA. No event described in clause (i)(A) or (i)(B) of Section 7.01(f) has occurred or is reasonably expected to occur with respect to any Plan which would materially and adversely affect the Consolidated financial condition of the Borrower, and no event described in clause (i)(C) or (i)(D) of Section 7.01(f) has occurred or is reasonably expected to occur which would materially and adversely affect the Consolidated financial condition of the Borrower.

ARTICLE IV

Conditions

SECTION 4.01. Signing Date. The “Signing Date” shall occur upon the satisfaction (or waiver in accordance with Section 9.02), in each case on the date hereof, of each of the following conditions:

(a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile or electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a Secretary’s Certificate, dated the Signing Date and signed by the Secretary or Assistant Secretary of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, together with all attachments contemplated thereby.

(c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Signing Date) of the General Counsel and/or In-House Counsel of the Borrower, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received all fees due and payable on or prior to the Signing Date, and, to the extent invoiced at least one Business Day prior to the Signing Date, other amounts due and payable on or prior to the Signing Date (including reasonable fees, charges and disbursements of Cravath, Swaine & Moore, LLP) required to be paid or reimbursed by the Borrower.

(e) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, reasonably requested by the Lenders in writing at least four Business Days prior to the Signing Date.

SECTION 4.02. Funding Date. The obligations of the Lenders to make Loans hereunder is subject to receipt by the Administrative Agent of a Borrowing Request therefor in accordance with Section 2.03, and to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions on or after the Signing Date:

(a) The Administrative Agent shall have received a certificate, substantially in the form attached hereto as Exhibit E (and, if not in the form of such Exhibit, with all modifications therefrom to be reasonably acceptable to the Administrative Agent), dated the Funding Date and signed by a Financial Officer of the Borrower, (i) confirming satisfaction of the conditions set forth in paragraph (c) and (d) of this Section and (ii) stating that the Borrower reasonably believes that the Merger will be consummated within three Business Days of the Funding Date on the terms set forth in the Merger Agreement, without giving effect to amendments, waivers or consents by the Borrower or the Merger Sub (other than any waiver or consent to any interim operating covenants of the Acquired Company and its Subsidiaries not involving the incurrence of Debt or Liens or the disposition of assets) that are adverse in any material respect to the Lenders and that have not been approved by the Arrangers (such approval not to be unreasonably withheld or delayed).

(b) The Arrangers shall have received (i) audited Consolidated balance sheets and related Consolidated statements of operations, stockholders’ equity and cash flows of the Borrower for the three most recently completed fiscal years ended at least 90 days prior to the Funding Date, prepared in accordance with GAAP, and (ii) unaudited Consolidated balance sheets and related Consolidated statements of operations, stockholders’ equity and cash flows of the Borrower for each subsequent fiscal quarter ended at least 45 days before the Funding Date, in each case prepared in accordance with GAAP; provided that filing of the required financial statements by the Borrower with the SEC of an Annual Report on Form 10-K and a Quarterly Report on Form 10-Q will satisfy the foregoing requirements.

(c) The representations and warranties in Article III shall be true and correct in all material respects.

(d) No event referred to in Section 7.01(d)(2) or 7.01(e) (in each case, with respect to the Borrower) or Section 7.01(i) shall have shall have occurred and be continuing or would result from the making of the Loans on the Funding Date.

(e) The Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Funding Date to the extent invoiced by 8:00 a.m., New York City time, on the Funding Date, including payment or reimbursement of all fees and expenses (including reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP) required to be paid or reimbursed by the Borrower on or prior to the Funding Date, including pursuant to the Arranger Fee Letter.

(f) Prior to or substantially contemporaneously with the funding of the Loans on the Funding Date, all principal, interest, fees and other amounts due or outstanding under the Bridge Credit Agreement shall have been or shall be paid in full and all commitments of the lenders thereunder shall have been terminated. The Administrative Agent shall have received evidence of the satisfaction of the conditions set forth in this paragraph in the form of Exhibit F attached hereto.

This Agreement shall be deemed “effective” for purposes of this Section 4.02 upon the funding of the Loans on the Funding Date.

ARTICLE V

Affirmative Covenants

After the funding of the Loans on the Funding Date, so long as any Loan shall remain unpaid hereunder:

SECTION 5.01. Financial Statements; Other Information; Notices of Material Events. The Borrower will, unless the Required Lenders shall otherwise consent in writing, furnish to each Lender:

(a) promptly after the sending or filing thereof, copies of all such regular, periodic and special reports and all registration statements (except those relating to employee benefit or stock option plans) which the Borrower or any of its Consolidated Subsidiaries which is an issuer of securities which are registered under Section 12 of the Exchange Act files with the SEC or with any national securities exchange and of all such proxy statements, financial statements and reports as the Borrower sends to its stockholders; provided that, a copy of each report, registration statement, proxy statement and financial statement required to be furnished under clause (a) of this Article V shall be deemed furnished to each Lender if it is made publicly available on the SEC’s EDGAR system website; and provided, however, that, in the event that the Borrower ceases to have any class of its securities registered pursuant to the requirements of Section 12 of the Exchange Act, the Borrower shall continue to furnish to the Lenders substantially the same information, bearing substantially the same certifications and on substantially the same schedule as required pursuant to the Exchange Act;

(b) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities pursuant to the terms of any indenture or to the lenders under the Existing Credit Agreements pursuant to the terms thereof and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section;

(c) as soon as possible and in any event within five Business Days after the occurrence of each Default or Event of Default that is continuing on the date of such statement, the statement of the chief financial officer of the Borrower setting forth details of such Default or Event of Default and the action that the Borrower proposes to take with respect thereto;

(d) promptly and in any event within five Business Days after the occurrence thereof, notice of the occurrence of any event described in clause (i) of Section 7.01(f); and

(e) such other publicly available information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender may from time to time reasonably request.

The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who are Private Side Lender Representatives. The Borrower hereby agrees that (A) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, treatment of such Borrower Materials shall be subject to Section 9.12 in all respects); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

SECTION 5.02. Use of Proceeds. The Borrower will use the proceeds of the Loans solely to finance the payment of the merger consideration payable under the Merger Agreement upon the consummation of the Merger and to finance the other Transactions.

ARTICLE VI

Negative Covenants

So long as any Loan shall remain unpaid or any Lender shall have any Commitment, without the written consent of the Required Lenders:

SECTION 6.01. Liens. The Borrower will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, create, incur, issue or assume any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (notes, bonds, debentures or other similar evidences of indebtedness for money borrowed collectively called “Debt”) secured by any pledge of, or mortgage, lien, encumbrance or security interests on (such pledges, mortgages, liens, encumbrances and security interests collectively called “Liens”) any Principal Property owned by the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary, and will not itself, and will not permit any Subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any shares of stock or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary, without in any such case effectively providing that the Loans (together with, if the Borrower shall so determine, any other Debt of the Borrower then existing or thereafter created that is not subordinate to indebtedness hereunder) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Debt then outstanding plus Attributable Debt of the Borrower and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of Sale and Leaseback Transactions involving Principal Properties entered into after the date hereof (other than such Sale and Leaseback Transactions as are permitted by Section 6.03(b)) would not exceed an amount equal to 10% of Consolidated Net Tangible Assets; provided, however, that nothing contained in this Section 6.01 shall prevent, restrict or apply to, and there shall be excluded from secured Debt in any computation under this Section 6.01, Debt secured by:

(a) Liens on any property or assets of the Borrower or any Subsidiary of the Borrower (including shares of stock or Debt owned by the Borrower or any Subsidiary of the Borrower) existing as of the date hereof;

(b) Liens on any property or assets of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Wholly-Owned Domestic Manufacturing Subsidiary, or arising thereafter (i) otherwise than in connection with the borrowing of money arranged thereafter and (ii) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation’s becoming a Wholly-Owned Domestic Manufacturing Subsidiary;

(c) Liens on any property or assets or shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within 120 days after, the acquisition of such property or assets or shares of stock or Debt or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof (provided that such Liens are limited to such shares of stock or Debt or such other property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(d) Liens on any property or assets to secure all or any part of the cost of exploration, drilling, development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure Debt incurred prior to, at the time of or within 120 days after, the completion of such exploration, drilling, development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided that such Liens are limited to such property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(e) Liens which secure Debt owing by a Subsidiary of the Borrower to the Borrower or to a Wholly-Owned Domestic Manufacturing Subsidiary;

(f) Liens arising from the assignment of moneys due and to become due under contracts between the Borrower or any Subsidiary of the Borrower and the United States or any agency, department, instrumentality or political subdivision thereof or Liens in favor of the United States or any agency, department, instrumentality or political subdivision of any thereof, pursuant to the provisions of any contract not directly or indirectly in connection with securing Debt;

(g) (i) any materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s or other like liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings; (ii) any deposit or pledge as security for the performance of any bid, tender, contract, lease, or undertaking not directly or indirectly in connection with the securing of Debt; (iii) any deposit or pledge with any governmental agency required or permitted to qualify the Borrower or any Subsidiary of the Borrower to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; (iv) deposits or pledges to obtain the release of mechanics’, workmen’s, repairmen’s, materialmen’s or warehousemen’s liens or the release of property in the possession of a common carrier; (v) any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; (vi) liens for Taxes levied or imposed upon the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary or upon the income, profits or property of the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary or liens on any Principal Property of the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary arising from claims for labor, materials or supplies; provided that the amount, applicability or validity of such Tax or claim is being contested in good faith by appropriate proceedings; or (vii) other deposits or pledges similar to those referred to in this clause (g);

(h) Liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; any deposit or pledge with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Borrower or any Subsidiary of the Borrower, or in connection with other proceedings or actions at law or in equity by or against the Borrower or any Subsidiary of the Borrower; and

(i) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (a) through (h) above or the Debt secured thereby; provided that (i) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets or shares of stock or Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property and plus any other property or assets not then constituting a Principal Property) and (ii) in the case of clauses (a) through (c) above, the Debt secured by such Lien at such time is not increased.

For purposes of this Section 6.01 and Section 6.03, the giving of a guarantee which is secured by a Lien on a Principal Property, and the creation of a Lien on a Principal Property or shares of stock or Debt to secure Debt which existed prior to the creation of such Lien, shall be deemed to involve the creation of Debt in an amount equal to the principal amount guaranteed or secured by such Lien; but the amount of Debt secured by Liens on Principal Properties and shares of stock and Debt shall be computed without cumulating the underlying indebtedness with any guarantee thereof or Lien securing the same, and the following shall not be deemed to be Liens securing Debt and, accordingly, nothing contained in this Section 6.01 or in Section 6.03 shall prevent, restrict or apply to: (x) any acquisition by the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas and/or any other mineral and/or the proceeds thereof, (y) any conveyance or assignment under the terms of which the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary conveys or assigns to any Person or Persons an interest in oil, gas and/or any other mineral and/or proceeds thereof, or (z) any Lien upon any property or assets owned or leased by the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary or in which the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary owns an interest to secure to the Person or Persons paying the expenses of developing and/or conducting operations for the recovery, storage, transportation and/or sale of the mineral resources of the said property (or property with which it is unitized) the payment to such Person or Persons of the Borrower’s or such Wholly-Owned Domestic Manufacturing Subsidiary’s proportionate part of such development and/or operating expense.

SECTION 6.02. Fundamental Changes. (a) The Borrower will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless: (i) the corporation formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Borrower substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by writing approved by the Required Lenders, which approval shall not be unreasonably withheld, the Borrower’s obligation for the due and punctual payment of the principal of and interest on all Loans and the performance of every covenant of this Agreement on the part of the Borrower to be performed; and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. This paragraph (a) shall only apply to a merger or consolidation in which the Borrower is not the surviving corporation and to conveyances, leases and transfers by the Borrower as transferor or lessor.

(b) Upon any consolidation by the Borrower with or merger by the Borrower into any other corporation or any conveyance, transfer or lease of the properties and assets of the Borrower substantially as an entirety in accordance with paragraph (a) of this Section, the successor corporation formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor corporation had been named as the Borrower herein, and in the event of any such conveyance or transfer, the Borrower (which term shall for this purpose mean the Person named as the “Borrower” in the first paragraph of this Agreement or any successor corporation which shall theretofore become such in the manner described in paragraph (a) of this Section), except in the case of a lease, shall be discharged of all obligations and covenants under this Agreement and may be dissolved and liquidated.

(c) If, upon any such consolidation of the Borrower with or merger of the Borrower into any other corporation, or upon any conveyance, lease or transfer of the property of the Borrower as an entirety or substantially as an entirety to any other Person, any Principal Property of the Borrower or of any Wholly-Owned Domestic Manufacturing Subsidiary (or any shares of stock or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary) would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 6.01 without equally and ratably securing the Loans, the Borrower, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will as to such Principal Property, shares of stock or Debt, secure the Loans outstanding hereunder (together with, if the Borrower shall so determine, any other Debt of the Borrower now existing or hereafter created which is not subordinate to indebtedness hereunder) equally and ratably with (or prior to) the Debt which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such Principal Property, shares of stock or Debt by such Lien, or will cause such Loans to be so secured.

SECTION 6.03. Sale and Leaseback Transactions. The Borrower will not, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, enter into any arrangement after the date hereof with any bank, insurance company or other lender or investor (other than the Borrower or another Wholly-Owned Domestic Manufacturing Subsidiary) providing for the leasing by the Borrower or any such Wholly-Owned Domestic Manufacturing Subsidiary of any Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued), which was or is owned by the Borrower or a Wholly-Owned Domestic

Manufacturing Subsidiary and which has been or is to be sold or transferred, more than 120 days after the completion of construction and commencement of full operation thereof by the Borrower or such Wholly-Owned Domestic Manufacturing Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “Sale and Leaseback Transaction”) unless either (a) Attributable Debt of the Borrower and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date hereof (other than such Sale and Leaseback Transactions permitted by clause (b) below), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (excluding any such Debt secured by Liens covered in clauses (a) through (i) of Section 6.01) without equally and ratably securing the Loans, would not exceed 10% of Consolidated Net Tangible Assets or (b) the Borrower, within 120 days after the sale or transfer, applies, or causes a Wholly-Owned Domestic Manufacturing Subsidiary to apply, an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction (in either case as determined by any two of the following: the Chairman, the President, any Vice President, the Treasurer and the Controller of the Borrower) to the prepayment (subject to the conditions of Section 2.08) of the Loans hereunder or the retirement of other indebtedness of the Borrower (other than indebtedness subordinated to indebtedness hereunder), or indebtedness of a Wholly-Owned Domestic Manufacturing Subsidiary, for money borrowed, having a stated maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application. Notwithstanding the foregoing, (x) no prepayment or retirement referred to in clause (b) above may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision and (y) where the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary is the lessee in any Sale and Leaseback Transaction, Attributable Debt shall not include any Debt resulting from the guarantee by the Borrower or any other Wholly-Owned Domestic Manufacturing Subsidiary of the lessee’s obligation thereunder.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. Each of the following shall, after the funding of the Loans on the Funding Date, constitute an event of default (collectively, the “Events of Default”):

(a) the Borrower shall fail to pay (i) any principal of any Loan when the same becomes due and payable, (ii) any interest on any Loan or any invoiced fees payable under Section 2.09 when the same becomes due and payable, and such failure shall continue for a period of five Business Days, or (iii) any other amount owing by the Borrower when the same becomes due and payable, and such failure shall continue for a period of five Business Days after receipt by the Borrower of written notice from the Administrative Agent (or other applicable Person) of such amount being due, together with a statement in reasonable detail of the calculation thereof;

(b) any material representation or warranty made by the Borrower herein on the Funding Date or in any certificate delivered by the Borrower pursuant to Section 4.01 or 4.02 shall prove to have been incorrect in any material respect when made;

(c) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower and the Administrative Agent by any Lender;

(d) the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary (1) shall admit in writing its inability to pay its debts generally, (2) shall make a general assignment for the benefit of creditors or shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property or (3) shall take any corporate action to authorize any of the actions set forth above in this clause (d);

(e) any proceeding shall be instituted against the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and such proceeding shall remain undismissed or unstayed for period of 60 days;

(f) both (i) either (A) the plan administrator of any Plan shall provide the notice referred to in Section 4041(a)(2) of ERISA to any affected party of its intent to terminate a Plan under Section 4041(c) of ERISA or the PBGC shall institute proceedings under Section 4042(a) of ERISA to terminate any such Plan, (B) a plan administrator of any such Plan shall notify the PBGC of the withdrawal of the Borrower or any ERISA Affiliate from such Plan and the Borrower or any ERISA Affiliate is, or is treated as, a substantial employer as that term is used in Section 4062(e) or 4063 of ERISA, (C) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred a withdrawal liability (as defined under Part I of Subtitle E of Title IV of ERISA) to such Multiemployer Plan (except to the extent the Borrower or such ERISA Affiliate is contesting such liability (or the amount of such liability) in good faith and by appropriate proceedings and there is a reasonable basis to reduce materially such liability) or (D) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA; and (ii) such occurrence materially and adversely affects the Consolidated financial condition of the Borrower;

(g) both (i) a Person (or two or more Persons acting as a syndicate or other group for the purpose of acquiring or holding securities of the Borrower) shall obtain more than a majority of the voting stock of the Borrower without the approval of the Borrower’s board of directors and shall effectuate a change in a majority of the members of such board (including the Chairman and the President) and (ii) within 60 days after the occurrence of such change the Borrower shall have failed to obtain a waiver of such event from the Required Lenders;

(h) both (i) a change shall occur in a majority of the members of the Borrower’s board of directors (including the Chairman and the President) within a six-month period such that such majority shall no longer consist of Continuing Directors, and (ii) within 90 days after the occurrence of such change, the Required Lenders shall in their sole discretion notify the Borrower that such change shall constitute an Event of Default; or

(i) any Material Debt of the Borrower shall be declared to be due and payable prior to the stated maturity thereof or shall not be paid at the stated maturity thereof.

SECTION 7.02. Lenders’ Rights upon an Event of Default. If an Event of Default occurs and is continuing, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the case of an Event of Default referred to in Section 7.01(d) or 7.01(e) (in each case, with respect to the Borrower) constituting an entry of an order for relief under the United States federal bankruptcy laws, the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent hereunder, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by this Agreement that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in this Agreement); provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to this Agreement or applicable law, and (c) except as expressly set forth in this Agreement, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiary or any other Affiliate thereof that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (other than not making any delivery of a notice or any other strictly administrative, non-discretionary action expressly required hereunder to be taken by it on or prior to the Funding Date) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in this Agreement) or in the absence of its own gross negligence or willful misconduct (such absence to be preserved unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in this Agreement for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in this Agreement for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it (other than not making any delivery of a notice or any other strictly administrative, non-discretionary action expressly required hereunder to be taken by it on or prior to the Funding Date) in good faith and in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the terms of this paragraph, after the funding of the Loans on the Funding Date, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (unless an Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof, having a combined capital and surplus of at least $500,000,000 and a local office in New York, New York. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (i) all payments required to be made hereunder to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement on the Signing Date, or delivering its signature page to an Assignment and Assumption pursuant to which it shall become a Lender hereunder prior to the Funding Date, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Signing Date.

Each Lender, by funding its Loans on the Funding Date, or delivering its signature page to an Assignment and Assumption pursuant to which it shall become a Lender hereunder on or after the Funding Date, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Funding Date.

Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as a Syndication Agent shall have any duties or obligations under this Agreement (except in its capacity, as applicable, as a Lender), but all such Persons shall have the benefit of the indemnities to the extent expressly provided for hereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i) if to the Borrower, to it at United Technologies Corporation, One Financial Plaza, 25th Floor, Hartford, CT 06101, Attention of Treasurer (Fax No. (860) 728-7092);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, Floor 10, Houston, Texas 77002-6925, Attention of Colton Rainey (Fax No. (713) 750-2938), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention of Robert P. Kellas (Fax No. (212) 270-5100);

(iii) if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent or the Borrower may be delivered or furnished by electronic communications pursuant to procedures expressly approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by the Administrative Agent by notice to each other such Person and by the Borrower by notice to the Administrative Agent.

(c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. All covenants, agreements, representations and warranties made by the Borrower in this Agreement and in the certificates delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Arrangers, the Syndication Agents or any Lender may have had notice or knowledge of such Default at the time (it being the express intent of the parties hereto that the Lenders be able to exercise all rights and remedies provided for in Section 7.01 after the funding of the Loans on the Funding Date, whether or not any Event of Default entitling the exercise of such rights and remedies was a condition precedent to the making of the Loans on the Funding Date).

(b) None of this Agreement or any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing and signed by the Borrower, the Administrative Agent and the Required Lenders; provided that (i) any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least 10 Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within 10 Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled maturity date of any Loan, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (D) change Section 2.15(b) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender and (E) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, (x) any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Borrower and the Administrative Agent and (y) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (ii)(A), (ii)(B) or (ii)(C) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.

(c) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Syndication Agents and their Affiliates, including the reasonable fees, charges and disbursements of one firm of outside counsel for the foregoing (and, if deemed reasonably necessary by such Persons, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction), in connection with the arrangement and syndication of the credit facility provided for herein, including the preparation, execution and delivery of the Commitment Letter and the Fee Letters referred to therein, as well as the preparation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers (to the extent such amendments, modifications or waivers are requested by the Borrower) of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the administration (other than routine administrative procedures and excluding costs and expenses relating to assignments and participations of lenders) of this Agreement and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Arranger or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower shall indemnify the Administrative Agent, the Arrangers, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and expenses reasonably related thereto, including reasonable fees, charges and disbursements of one firm of outside counsel for Indemnitees (and, if deemed reasonably necessary by the Administrative Agent, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, and, in the case of an actual or perceived conflict of interest for any Indemnitee, one firm of counsel (and, if deemed reasonably necessary by such Indemnitee, one firm of regulatory and/or one firm of local counsel in each appropriate jurisdiction) for such Indemnitee), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the preparation, execution, delivery and (in the case of the Administrative Agent and its Related Parties only) administration of this Agreement or any other agreement or instrument contemplated hereby or the consummation of the Transactions or any other transactions contemplated hereby (including the Merger) or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by the Borrower or any other Person); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or a material breach, including any such breach in bad faith, of the agreements by such Indemnitee set forth in this Agreement or (B) result from any claim, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any claim, litigation, investigation or proceeding brought by an Indemnitee against the Administrative Agent or any Arranger in its capacity in fulfilling its role as an agent or arranger or any other similar role hereunder). The Borrower shall indemnify and hold harmless in accordance with the Commitment Letter the Persons entitled to the benefit of the indemnification provisions set forth therein with respect to all matters expressly covered by such provisions in the Commitment Letter that are not expressly covered in this paragraph, and no such provision in the Commitment Letter shall, with respect to such matters, terminate as a result of the execution and delivery of this Agreement. No Indemnitee shall be liable for any damages arising from the use of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of such Indemnitee, and no party hereto shall be liable for any special, indirect, consequential or punitive damages in connection with the Loans, this Agreement or its activities related thereto; provided that nothing contained in this sentence will limit the Borrower’s indemnity and reimbursement obligations set forth in this Section 9.03. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section to the Administrative Agent or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such or against any Related Party of any of the foregoing acting for the Administrative Agent in connection with such capacity. For purposes of this paragraph, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Commitments in effect (or, after the Funding Date, of the aggregate principal amount of the Loans outstanding) at the time (or most recently in effect or outstanding, as the case may be).

(d) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not (except, after the Funding Date, as expressly provided in Section 6.02) assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section), each Arranger, each Syndication Agent and, to the extent expressly contemplated hereby, the Related Parties of any of the Administrative Agent, the Arrangers, the Syndication Agents and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment or Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment to a Permitted Assignee or (2) after the Funding Date, for an assignment to a Lender (other than a Defaulting Lender), an Affiliate of a Lender or an Approved Fund; provided that any liability of the Borrower to an assignee that is an Approved Fund or Affiliate of the assigning Lender under Section 2.12 shall be limited to the amount, if any, that would have been payable hereunder by the Borrower in the absence of such assignment; and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender or an Affiliate of a Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless otherwise agreed by the Borrower and the Administrative Agent;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall (i) execute and deliver to the Administrative Agent (and, if its consent is required as set forth above, the Borrower), an Assignment and Assumption and (ii) pay to the Administrative Agent a processing and recordation fee of $3,500; provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and

Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (to the extent accrued for periods prior to it ceasing to be a party hereto) and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section, provided that the requirements of such paragraph are met.

(iv) The Administrative Agent shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon receipt by the Administrative Agent of an Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(c) (i) Any Lender may sell participations to one or more Eligible Assignees (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and Loans) (1) prior to the Funding Date, subject to obtaining the prior written consent of the Borrower (such consent not to be unreasonably withheld); provided that no such consent shall be required in the case of a participation to a Permitted Assignee so long as such Lender shall have given notice of such participation to the Borrower; and (2) after the Funding Date; provided that, in each case, (A) such Lender’s obligations under this Agreement (including its Commitment hereunder) shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in subclauses (ii)(A), (ii)(B) or (ii)(C) of the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Section 2.16 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive (it being understood and agreed that such Participant shall not be entitled to the benefit of any other indemnity, expense reimbursement, yield protection or similar provision solely on account of becoming a Participant rather than being a party hereto).

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other rights and obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining any Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. The provisions of Sections 2.12, 2.13, 2.14, 2.15(c), 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement.

SECTION 9.06. Counterparts; Integration;. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and, upon the occurrence of the Signing Date, supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. On and after the Signing Date, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. [Reserved]

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process made by registered or certified mail, return receipt requested, to the applicable party at its address provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, except that Information may be disclosed (a) to its Related Parties, including accountants and legal counsel, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (it being understood that such regulatory authority will be informed of the confidential nature of such Information and, except where such regulatory authority would be required to keep such Information confidential as a matter of law, requested to keep such Information confidential), (c) to the extent required by applicable law or by any subpoena or similar legal process (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and, except where such Person would be required to keep such Information confidential as a matter of law, requested to keep such Information confidential), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and requested to keep such Information confidential), (f) subject to a written agreement with the Borrower containing confidentiality undertakings substantially the same as those in this Section, to any permitted assignee of or permitted Participant in, or any prospective permitted assignee of or permitted Participant in, any of its rights or obligations under this Agreement, (g) with the written consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is or becomes available to, or is independently developed by, the Administrative Agent, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower, any of its Affiliates or any of the Borrower’s or such Affiliate’s Related Parties, including accountants and legal counsel, relating the Borrower or any of its Subsidiaries or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, any of its Affiliates or any of the Borrower’s or such Affiliate’s Related Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised no less than reasonable care and at least the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with such Act.

SECTION 9.15. No Fiduciary Relationship. The Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Subsidiaries and other Affiliates, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.16. Non-Public Information. Each of the Administrative Agent, the Arrangers and each Lender acknowledges that all Information will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (a) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (b) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNITED TECHNOLOGIES CORPORATION,

By:	/S/ THOMAS I. ROGAN
	Name:	Thomas I. Rogan
	Title:	Vice President, Treasurer

SIGNATURE PAGE TO

THE TERM LOAN CREDIT AGREEMENT

OF UNITED TECHNOLOGIES CORPORATION

Name of Institution: Bank of America, N.A., as Lender

By:	/S/ GEORGE HLENTZAS
	Name:	George Hlentzas
	Title:	Vice President

SIGNATURE PAGE TO

THE TERM LOAN CREDIT AGREEMENT

OF UNITED TECHNOLOGIES CORPORATION

Name of Institution: Citibank, N.A.

By:	/s/ CAROLYN A. KEE
Name: Carolyn A. Kee
Title: Vice President

CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Joint Bookrunner,

By:	/s/ CAROLYN A. KEE
Name: Carolyn A. Kee
Title: Managing Director

SIGNATURE PAGE TO

THE TERM LOAN CREDIT AGREEMENT

OF UNITED TECHNOLOGIES CORPORATION

Name of Institution: HSBC Bank USA, National Association

By:	/S/ JAY SCHWARTZ
Name: Jay Schwartz
Title: Managing Director

HSBC SECURITIES (USA) INC., as Joint Lead Arranger and Joint Bookrunner,

By:	/S/ JAY SCHWARTZ
Name: Jay Schwartz
Title: Managing Director

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

By:	/S/ ROBERT P. KELLAS
Name: Robert P. Kellas
Title: Executive Director

J.P. MORGAN SECURITIES LLC, as Joint Lead Arranger and Joint Bookrunner

By:	/S/ THOMAS D. CASSIN
Name: Thomas D. Cassin
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arranger and Joint Bookrunner,

By:	/s/ Peter Hall
Name: Peter Hall
Title: Managing Director

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility provided for under the Credit Agreement and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is a Lender or an Affiliate/Approved Fund of [Identify Lender]][1]

3.	Borrower: United Technologies Corporation

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

[1]	Select as applicable.

5.	Credit Agreement: The Term Loan Credit Agreement dated as of April 24, 2012, among United Technologies Corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners.

6.	Assigned Interest:[2]

Interest Assigned	Aggregate Amount of [Commitments][Loans] of all Lenders	Amount of [Commitment] [Loans] Assigned	Percentage Assigned of [Commitments] [Loans] of all Lenders[3]
[Commitment] [Loans]	$	$		%

Effective Date:                     ,     20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including Federal, state and foreign securities laws.

[2]	Must comply with the minimum assignment amounts set forth in Section 9.04(b)(ii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable
[3]	Set forth, to at least 9 decimals, as a percentage of the [Commitments][Loans] of all Lenders.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,

by

Name:
Title:

[NAME OF ASSIGNEE], as Assignee,

by

Name:
Title:

[Consented to and][1] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by

Name:
Title:

[Consented to: UNITED TECHNOLOGIES CORPORATION,

by

Name:
Title:][2]

[1]	To be included only if the consent of the Administrative Agent is required by Section 9.04(b)(i)(B) of the Credit Agreement
[2]	To be included only if the consent of the Borrower is required by Section 9.04(b)(i)(A) of the Credit Agreement

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, other than the representations and warranties made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of the Borrower, any of its Subsidiaries or other Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or other Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Article V thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.05 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 2.14(f) thereof), duly completed and executed by the Assignee, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

2

EXHIBIT B

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A.

as Administrative Agent

Loan and Agency Services Group

1111 Fannin Street, Floor 10

Houston, Texas 77002-6925

Attention: Colton Rainey

Fax: (713) 750-2938

Copy to:

JPMorgan Chase Bank, N.A.

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: Robert P. Kellas

Fax: (212) 270-5100

[Date]

Ladies and Gentlemen:

Reference is made to the Term Loan Credit Agreement dated as of April 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among United Technologies Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request, and the Borrower hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(B)	Aggregate principal amount of Borrowing:[1] $

(C)	Date of Borrowing:[2]

(D)	Type of Borrowing:[3]

[1]	Must comply with Section 2.02(c) of the Credit Agreement.
[2]	Must be a Business Day.
[3]	Specify ABR Borrowing or Eurodollar Borrowing.

(E)	Interest Period:[4]

(F)	Location and number of the account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.: )

Very truly yours, UNITED TECHNOLOGIES CORPORATION

By:
Name:
Title:

[4]	Applicable to Eurodollar Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, two or three months.

2

EXHIBIT C

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.

as Administrative Agent

Loan and Agency Services Group

1111 Fannin Street, Floor 10

Houston, Texas 77002-6925

Attention: Colton Rainey

Fax: (713) 750-2938

Copy to:

JPMorgan Chase Bank, N.A.

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: Robert P. Kellas

Fax: (212) 270-5100

[Date]

Ladies and Gentlemen:

Reference is made to the Term Loan Credit Agreement dated as of April 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among United Technologies Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes an Interest Election Request and the Borrower hereby gives you notice, pursuant to Section 2.05 of the Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing and each resulting Borrowing:

1.	Borrowing to which this request applies:
Principal Amount:
Type:
Interest Period[1]

[1]	In the case of a Eurodollar Borrowing, specify the last day of the current Interest Period therefor.

2.	Effective date of this election[2]:

3.	Resulting Borrowing[s][3]
Principal Amount[4]:
Type[5]:
Interest Period[6]:

Very truly yours, UNITED TECHNOLOGIES CORPORATION

by

Name:
Title:

[2]	Must be a Business Day.
[3]

If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowing shall be subject to Section 2.02(c) of the Credit Agreement.

[4]	Indicate the principal amount of the resulting Borrowing.
[5]	Specify whether the resulting Borrowing is to be a ABR Borrowing or a Eurodollar Borrowing.
[6]

Applicable only if the resulting Borrowing is to be a Eurodollar Borrowing. Shall be subject to the definition of “Interest Period” and can be a period of one, two or three months. Cannot extend beyond the Maturity Date.

2

EXHIBIT D-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes and Lenders that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is not a Partnership for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of April 24, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among United Technologies Corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) issued pursuant to Section 2.07(d) of the Credit Agreement evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a duly completed and executed certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

In the case of a Lender that is a disregarded entity for U.S. federal income tax purposes, each of the above certifications and representations is given with respect to the person treated as such Lender’s owner for U.S. federal income tax purposes.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 201

EXHIBIT D-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes and Participants that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is not a Partnership for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of April 24, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among United Technologies Corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a duly completed and executed certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

In the case of a Participant that is a disregarded entity for U.S. federal income tax purposes, each of the above certifications and representations is given with respect to the person treated as such Participant’s owner for U.S. federal income tax purposes.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 201

EXHIBIT D-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants that are partnerships for U.S. Federal Income Tax Purposes and Participants that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is a Partnership for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of April 24, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among United Technologies Corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with duly completed and executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) a duly completed and executed IRS Form W-8BEN or (ii) a duly completed and executed IRS Form W-8IMY accompanied by a duly completed and executed IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption, together with any other information required to be provided by IRS Form W-8IMY. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

In the case of a Participant that is a disregarded entity for U.S. Federal income Tax purposes, each of the above certifications and representations is given with respect to the person treated as such Participant’s owner for U.S. federal income tax purposes.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 201

EXHIBIT D-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders that are partnerships for U.S. Federal Income Tax Purposes and Lenders that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is a Partnership for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of April 24, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among United Technologies Corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) issued pursuant to Section 2.07(d) of the Credit Agreement evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) issued pursuant to Section 2.07(d) of the Credit Agreement evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a duly completed and executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) a duly completed and executed IRS Form W-8BEN or (ii) a duly completed and executed IRS Form W-8IMY accompanied by a duly completed and executed IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption, together with any other information required to be provided by IRS Form W-8IMY. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

In the case of a Lender that is a disregarded entity for U.S. Federal Income Tax purposes, each of the above certifications and representations is given with respect to the person treated as such Lender’s owner for U.S. federal income tax purposes.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 201

EXHIBIT E

UNITED TECHNOLOGIES CORPORATION

FINANCIAL OFFICER’S CERTIFICATE

[Date]

I the undersigned, [Name of Financial Officer], do hereby certify that I am the [Title] of United Technologies Corporation, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office in Hartford, Connecticut (the “Company”). Capitalized terms used and not defined herein shall have the meaning assigned to such terms in the Credit Agreement (as defined below). Pursuant to Section 4.02(a) of the Credit Agreement dated as of April 24, 2012 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, I do hereby confirm, in my capacity as a Financial Officer and not in my individual capacity, on behalf of the Company, that:

(a) The representations and warranties in Article III of the Credit Agreement are true and correct in all material respects;

(b) The Company reasonably believes that the Merger will be consummated within three Business Days of the date hereof on the terms set forth in the Merger Agreement, without giving effect to amendments, waivers or consents by the Company or the Merger Sub (other than any waiver or consent to any interim operating covenants of the Acquired Company and its Subsidiaries not involving the incurrence of Debt or Liens or the disposition of assets) that are adverse in any material respect to the Lenders and that have not been approved by the Arrangers; and

(c) No event referred to in Section 7.01(d)(2) or 7.01(e) of the Credit Agreement (in each case, with respect to the Company) or Section 7.01(i) of the Credit Agreement has occurred and is continuing or would result from the making of the Loans on the date hereof.

[Remainder of the Page Intentionally Left Blank.]

IN WITNESS WHEREOF, I have duly executed this Certificate as of the date first written above.

By:

Name:
Title:

3

EXHIBIT F

UNITED TECHNOLOGIES CORPORATION

FINANCIAL OFFICER’S CERTIFICATE

[Date]

I the undersigned, [Name of Financial Officer], do hereby certify that I am the [Title] of United Technologies Corporation, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office in Hartford, Connecticut (the “Company”). Capitalized terms used and not defined herein shall have the meaning assigned to such terms in the Credit Agreement (as defined below).

Pursuant to Section 4.02(f) of the Term Loan Credit Agreement dated as of April 24, 2012 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, I do hereby confirm, in my capacity as a Financial Officer and not in my individual capacity, on behalf of the Company, that:

(a) Pursuant to, and in accordance with, Section 2.06 of the Bridge Credit Agreement dated as of November 8, 2011, among the Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners (as amended, restated, supplemented or otherwise modified from time to time, the “Bridge Credit Agreement”), the Company has delivered an irrevocable notice to JPMorgan Chase Bank, N.A., in its capacity as administrative agent thereunder, of its election to terminate all the commitments of all the lenders under the Bridge Credit Agreement, a copy of which is attached as Exhibit A hereto;

(b) All principal, interest, fees and other amounts due or outstanding under the Bridge Credit Agreement as of the date hereof (and after giving effect to the termination of the commitments thereunder as contemplated by paragraph (a), above) have been or, substantially contemporaneously with the funding of the Loans on the Funding Date, will be paid in full.

IN WITNESS WHEREOF, I have duly executed this Certificate as of the date first written above.

By:

Name:
Title:

EXHIBIT A TO FINANCIAL OFFICER’S CERTIFICATE

[FORM OF] CONDITIONAL TERMINATION NOTICE

JPMorgan Chase Bank, N.A.

as Administrative Agent to the Lenders under the Bridge Credit Agreement

Loan and Agency Services Group

1111 Fannin St., Floor 10

Houston, Texas 77002-6925

Attention: Colton Rainey

Fax: (713) 750-2938

[Date]

Ladies and Gentlemen:

Reference is made to the Bridge Credit Agreement dated as of November 8, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Bridge Credit Agreement”), among United Technologies Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent, and J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Bridge Credit Agreement.

Pursuant to Section 2.06 of the Bridge Credit Agreement, the Borrower hereby gives irrevocable notice of its election to terminate the Commitments thereunder, effective, on [ ], 20121; provided that such notice of termination of the Commitments is conditioned upon the effectiveness of the Term Loan Credit Agreement, dated as of April [24], 2012 (the “Term Credit Agreement”), among the Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., the Administrative Agent, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated pursuant to Section 4.02 thereof (it being understood that the termination of the Commitments shall occur substantially contemporaneously with the funding of the loans to the borrower under the Term Credit Agreement).

Very truly yours,

UNITED TECHNOLOGIES CORPORATION

by

Name:
Title:

[1]	Such date to be the Funding Date of the Term Loan Credit Agreement or any date prior.

SCHEDULE 2.01

COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$500,000,000.00
Citibank, N.A.	$500,000,000.00
HSBC Bank USA, National Association	$500,000,000.00
Bank of America, N.A.	$500,000,000.00

Total Commitments	$2,000,000,000.00